Exhibit 99.1

For Release:  4:01 p.m. Eastern, August 8, 2013

MOLYCORP REPORTS SECOND QUARTER 2013 RESULTS

HIGHLIGHTS:

•	Total volume amounted to 3,039 metric tons (mt) at an average selling price ASP of $45.04 per kilogram for the second quarter of 2013. Net revenues for the quarter were $136.9 million.

•	For the quarter, the Company reported a net loss of $0.44 per share. The Company reported a net loss of $0.34 per share for the quarter on an adjusted non-GAAP basis.

•
The Mountain Pass facility successfully demonstrated an operational capacity of approximately 15,000 mt per year of rare earth oxide (REO) equivalent, making it one of the largest operating rare earth processing facilities in the world.

•
In Molycorp's Magnetic Materials and Alloys segment, volume of Magnequench bonded Neo Powders™ powders and other alloys increased 21% from the first quarter, and realized pricing increased 3% to drive revenues to $66.1 million, a 21% increase over the same period.

Greenwood Village, CO (August 8, 2013, 4:01 p.m. Eastern) — Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced financial and operating results for the second quarter of 2013.

SECOND QUARTER 2013 RESULTS

The Company reported consolidated net revenues of $136.9 million during the second quarter of 2013, a 6% decrease over the first quarter of 2013. The decline in revenues was primarily attributable to lower product volumes and slightly lower ASPs.

During the second quarter, the Company sold 3,039 mt of product at an ASP of $45.04 per kilogram and generated a gross loss of $18.5 million, as compared to volume sales of 3,274 mt and revenues of $146.4 million, resulting in a restated gross loss of $4.5 million during the first quarter of 2013. On August 8, 2013, the Company filed a current report on Form 8-K to announce that it intends to file an amended quarterly report on Form 10-Q/A for the three months ended March 31, 2013.

Molycorp reported a loss attributable to common stockholders of $74.0 million, or $0.44 per share. Adjusted loss per share of $0.34 in the second quarter 2013 eliminates the effect of operational expansion items, out-of-ordinary business expenses, and certain other non-cash items.

The Company reported negative cash flows from operating activities of $74.0 million during the first half of 2013, and had $264.2 million in cash and cash equivalents as of June 30, 2013.

During the six months ended June 30, 2013, Molycorp's capital expenditures were $264.7 million on a cash basis. For the remainder of 2013, the Company estimates that its capital expenditures will total approximately $167.0 million.

The Company's Mountain Pass rare earth facility has successfully demonstrated an operational capacity of approximately 15,000 mt per year of REO equivalent, making it one of the world's highest capacity rare earth processing facilities in operation.

The Mountain Pass facility's chloralkali plant, which will recycle wastewater and regenerate chemical reagents needed for rare earth separations, remains on track for mechanical completion and commissioning in the second half of 2013. After the chloralkali plant is optimized, Company officials expect to achieve the facility's cash production cost targets.

"We are seeing increasingly bullish signals from customers across several segments for product demand, and increased demand will coincide nicely with increased production capacity at Mountain Pass and declining production costs,” said Constantine Karayannopoulos, President and CEO. “As we continue to optimize operations at Mountain Pass, and bring up the chloralkali plant in the second half of 2013, we should be ready to adjust production to meet customer demand and be price competitive with any rare earth producer in the world.”

CONFERENCE CALL TODAY AT 4:30 P.M. EASTERN DAYLIGHT TIME

Molycorp will conduct a conference call today to discuss these results at 4:30 p.m. EDT, hosted by Mr. Karayannopoulos, President and Chief Executive Officer, Michael Doolan, Executive Vice President and Chief Financial Officer, and Geoff Bedford, Executive Vice President and Chief Operating Officer. Investors interested in participating in the live call from the U.S. should dial +1 (866) 953-6860 and reference passcode number 93032772. Those calling from outside the U.S. should dial +1 (617) 399-3484 and reference the same passcode as above.

There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company's website at www.molycorp.com/investors. The webcast will be archived on the website. A PowerPoint presentation that will be broadcast live via webcast during the conference call will be made available on the website immediately prior to the call.

NON-GAAP ADJUSTED NET LOSS, EBITDA and ADJUSTED EBITDA

Adjusted net loss is a non-GAAP measure that excludes certain non-cash items and other out-of-ordinary business expense and operational expansion items. EBITDA is also a non-GAAP measure that excludes interest, tax, depreciation and amortization. Adjusted EBITDA consists of EBITDA excluding certain non-cash items and other out-of-ordinary business expense and operational expansion items. The Company's management believes adjusting out these items, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income, asset impairment charges and other miscellaneous charges, is useful to investors because it provides an overall understanding of the Company's historical financial performance and future prospects. Management believes adjusted net loss, EBITDA and adjusted EBITDA are an indication of the Company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
Jim.Sims@Molycorp.com

Brian Blackman, +1 (303) 843-8067
Vice President Investor Relations
Brian.Blackman@Molycorp.com

FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: BALANCE SHEETS

MOLYCORP, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
		(Revised)
ASSETS
Current assets:
Cash and cash equivalents	$264,162	$227,790
Trade accounts receivable, net	51,117	52,430
Inventory	213,733	287,376
Deferred charges	5,107	9,412
Deferred tax assets	9,079	9,789
Income tax receivable	20,296	25,087
Prepaid expenses and other current assets	21,168	21,794
Total current assets	584,662	633,678
Non-current assets:
Deposits	26,632	26,769
Property, plant and equipment, net	1,713,258	1,544,304
Inventory	24,663	26,096
Intangible assets, net	430,596	450,938
Investments	61,082	64,036
Deferred tax assets	—	—
Goodwill	239,742	239,742
Other non-current assets	6,547	6,972
Total non-current assets	2,502,520	2,358,857
Total assets	$3,087,182	$2,992,535
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$104,981	$241,994
Accrued expenses	45,357	59,013
Income tax payable	10,971	15,267
Deferred tax liabilities	55	—
Debt and capital lease obligations	14,638	39,604
Other current liabilities	5,639	3,539
Total current liabilities	181,641	359,417
Non-current liabilities:
Asset retirement obligation	15,161	18,586
Deferred tax liabilities	134,617	160,675
Debt and capital lease obligations	1,348,990	1,188,832
Derivative liability	6,660	7,816
Pension liabilities	3,384	3,292
Other non-current liabilities	2,287	2,659
Total non-current liabilities	1,511,099	1,381,860

	June 30, 2013	December 31, 2012
		(Revised)
Total liabilities	$1,692,740	$1,741,277
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 350,000,000 shares authorized at June 30, 2013	189	139
Preferred stock, $0.001 par value; 5,000,000 shares authorized at June 30, 2013	2	2
Additional paid-in capital	1,947,983	1,691,429
Accumulated other comprehensive loss	(12,065)	(9,433)
Accumulated deficit	(576,237)	(466,091)
Total Molycorp stockholders’ equity	1,359,872	1,216,046
Noncontrolling interests	34,570	35,212
Total stockholders’ equity	1,394,442	1,251,258
Total liabilities and stockholders’ equity	$3,087,182	$2,992,535

TABLE 2: INCOME STATEMENTS

MOLYCORP, INC.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$136,862	$104,577	$283,229	$189,047
Costs of sales:
Costs excluding depreciation and amortization	(136,792)	(103,569)	(273,386)	(153,641)
Depreciation and amortization	(18,574)	(5,081)	(32,883)	(8,452)
Gross profit (loss)	(18,504)	(4,073)	(23,040)	26,954
Operating expenses:
Selling, general and administrative	(25,807)	(23,070)	(52,321)	(47,253)
Corporate development	(73)	(14,925)	(188)	(18,305)
Depreciation, amortization and accretion	(8,293)	(2,279)	(16,516)	(2,637)
Research and development	(6,506)	(6,049)	(12,911)	(9,699)
Impairment of goodwill and other long-lived assets	(377)	—	(377)	—
Operating loss	(59,560)	(50,396)	(105,353)	(50,940)
Other (expense) income:
Other income (expense)	1,827	(30,980)	2,086	(37,558)
Foreign exchange gain (loss), net	1,667	(2,789)	1,278	(1,185)
Interest expense, net of capitalized interest	(14,869)	(9,805)	(26,518)	(9,720)
	(11,375)	(43,574)	(23,154)	(48,463)
Loss before income taxes and equity earnings	(70,935)	(93,970)	(128,507)	(99,403)
Income tax benefit	3,530	27,303	26,021	29,485
Equity in results of affiliates	(3,284)	(257)	(6,356)	(484)
Net loss	(70,689)	(66,924)	(108,842)	(70,402)
Net income attributable to noncontrolling interest	(486)	(680)	(1,304)	(680)
Net loss attributable to Molycorp stockholders	$(71,175)	$(67,604)	$(110,146)	$(71,082)

Net loss	$(70,689)	$(66,924)	$(108,842)	$(70,402)
Other comprehensive income:
Foreign currency translation adjustments	662	(4,221)	(2,632)	(1,691)
Comprehensive loss	$(70,027)	$(71,145)	$(111,474)	$(72,093)
Comprehensive loss attributable to:
Molycorp stockholders	(69,541)	(70,465)	(110,170)	(71,413)
Noncontrolling interest	(486)	(680)	(1,304)	(680)
	$(70,027)	$(71,145)	$(111,474)	$(72,093)
Loss per share of common stock:
Basic	$(0.44)	$(0.71)	$(0.72)	$(0.82)
Diluted	$(0.44)	$(0.71)	$(0.72)	$(0.82)

TABLE 3: STATEMENTS OF CASH FLOWS

MOLYCORP, INC
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(108,842)	$(70,402)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, amortization and accretion	49,399	11,089
Deferred income tax benefit	(29,496)	(12,131)
Inventory write-downs	47,958	26,106
Release of inventory step-up value	3,499	8,361
Stock-based compensation expense	794	1,900
Allowance for doubtful accounts	—	2,500
Foreign exchange loss	667	1,214
Equity in results of affiliates	6,356	484
Other operating adjustments	(1,513)	33
Net change in operating assets and liabilities	(42,863)	(33,535)
Net cash used in by operating activities	(74,041)	(64,381)
Cash flows from investing activities:
Cash paid in connection with acquisition, net of cash acquired	—	(591,011)
Investment in joint ventures	(3,423)	(14,805)
Deposits	—	(488)
Capital expenditures	(264,726)	(403,932)
Other investing activities	(224)	2
Net cash used in investing activities	(268,373)	(1,010,234)
Cash flows from financing activities:
Capital contributions	—	390,225
Repayments of debt	(27,283)	(2,188)
Net proceeds from sale of common stock	248,150	—
Net proceeds from sale of Senior Notes	—	635,373
Issuance of 5.50% Convertible Notes	165,600	—
Payments of preferred dividends	(5,693)	(5,693)
Proceeds from debt	—	9,745
Dividend paid to noncontrolling interests	(1,946)	—
Other financing activities	(360)	(2,394)
Net cash provided by financing activities	378,468	1,025,068
Effect of exchange rate changes on cash	318	(46)
Net change in cash and cash equivalents	36,372	(49,593)
Cash and cash equivalents at beginning of the period	227,790	418,855
Cash and cash equivalents at end of period	$264,162	$369,262

TABLE 4: SEGMENT INFORMATION

Three months ended June 30, 2013	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other(a)	Eliminations(b)	Total Molycorp, Inc.
Revenues:	(In thousands)
External	$10,922	$34,789	$66,114	$25,037		$—	$136,862
Intersegment	6,665	6,692	—	—		(13,357)	—
Total revenues	$17,587	$41,481	$66,114	$25,037		$(13,357)	$136,862
Depreciation, amortization and accretion	$(11,629)	$(5,589)	$(7,422)	$(2,170)	$(57)	$—	$(26,867)
Operating (loss) income	$(40,404)	$(15,174)	$10,638	$(3,381)	$(9,953)	$(1,286)	$(59,560)
(Loss) income before income taxes and equity earnings	$(39,215)	$(14,019)	$10,898	$129	$(27,442)	$(1,286)	$(70,935)
Total assets at June 30, 2013	$1,953,529	$605,486	$592,499	$103,412	$912,660	$(1,080,404)	$3,087,182
Capital expenditures (c)	$55,693	$1,138	$411	$719	$93	$—	$58,054

Three months ended June 30, 2012	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other(a)	Eliminations(b)	Total Molycorp, Inc.
Revenues:	(In thousands)
External	$16,533	$39,019	$31,532	$17,493		$—	$104,577
Intersegment	400	726	—	—		(1,126)	—
Total revenues	$16,933	$39,745	$31,532	$17,493		$(1,126)	$104,577
Depreciation, amortization and accretion	$(2,594)	$(1,419)	$(1,877)	$(1,399)	$(29)	$(42)	$(7,360)
Operating (loss) income	$(17,158)	$(10,475)	$(3,107)	$478	$(30,436)	$10,302	$(50,396)
Loss before income taxes	$(17,137)	$(11,970)	$(3,460)	$(1,375)	$(70,330)	$10,302	$(93,970)
Capital expenditures (c)	$228,787	$5,254	$832	$—	$—	$—	$234,873

(a)
Corporate loss before income taxes and equity earnings includes business development costs, personnel and related costs, including stock-based compensation expense, accounting and legal fees, occupancy expense, information technology costs and interest expense. Total corporate assets is comprised primarily of cash and cash equivalents and deferred tax assets.

(b)
The net elimination in operating results includes costs of sales eliminations of $12,071 and $11,470 for the three months ended June 30, 2013 and 2012, respectively. Costs of sales eliminations consist of intercompany gross profits as well as eliminations of lower of cost or market adjustments related to intercompany inventory. The total assets elimination is comprised primarily of intercompany investments and intercompany accounts receivable and profits in inventory.

(c)	On an accrual basis excluding capitalized interest.

TABLE 5: LOSS PER SHARE

	Three Months Ended June 30,
(In thousands, except share and per share amounts)	2013	2012
Net loss attributable to Molycorp stockholders	$(71,175)	$(67,604)
Dividends on Convertible Preferred Stock	(2,846)	(2,846)
Loss attributable to common stockholders	(74,021)	(70,450)
Weighted average common shares outstanding—basic	168,075,012	99,175,285
Basic loss per share	$(0.44)	$(0.71)

Weighted average common shares outstanding—diluted	168,075,012	99,175,285
Diluted loss per share	$(0.44)	$(0.71)

TABLE 6: PRODUCT REVENUES, VOLUMES, ASP

	Three Months Ended June 30,
Revenues (in thousands)	2013	2012
Resources (1)	$17,587	$16,933
Chemicals and Oxides (2)	41,481	39,745
Magnetic Materials and Alloys (3)	66,114	31,532
Rare Metals (4)	25,037	17,493
Intersegments eliminations	(13,357)	(1,126)
Total Net Revenues	$136,862	$104,577

	Three Months Ended June 30,
Volumes (in metric tons)	2013	2012
Resources	1,049	525
Chemicals and Oxides	1,266	692
Magnetic Materials and Alloys	1,485	579
Rare Metals	92	94
Intersegments eliminations	(853)	(198)
	3,039	1,692

	Three Months Ended June 30,
ASP per kilogram	2013	2012
Resources	$16.77	$32.25
Chemicals and Oxides	$32.76	$57.47
Magnetic Materials and Alloys	$44.52	$80.18
Rare Metals	$272.14	$187.35
1. The Resources segment includes the Company's operations at its Molycorp Mountain Pass facility where it conducts rare earth minerals extraction to produce: rare earth concentrates; REO, including lanthanum, cerium, neodymium, praseodymium and yttrium; heavy rare earth concentrate, which includes samarium, europium, gadolinium, terbium, dysprosium, and others; and SorbXTM , a line of proprietary rare earth-based water treatment products, formerly known as XSORBX.

2. The Chemicals and Oxides division includes: production of REO at the Company's operations in Sillamäe, Estonia; heavy rare earth oxides other custom engineered materials from the Company's facilities in Jiangyin, Jiangsu Province, China; and production of REO, salts of rare earth elements ("REEs"), zirconium-based engineered materials and mixed rare earth/zirconium oxides from the Company's facilities in Zibo, Shandong Province, China. Rare earth and zirconium applications from products made in this segment include catalytic converters, computers, television display panels, optical lenses, mobile phones, electronic chips, and many others.

3. The Magnetic Materials and Alloys segment includes: the production of Neo Powders™ through the Company's wholly-owned manufacturing facilities in Tianjin, China, and Korat, Thailand, under the Molycorp Magnequench brand. This operating segment also includes manufacturing of neodymium and samarium magnet alloys, other specialty alloy products and rare earth metals at the Molycorp Metals and Alloys ("MMA") facility, located in Tolleson, Arizona. Neo Powders™ are used in micro motors, precision motors, sensors, and other applications requiring high levels of magnetic strength, flexibility, small size, and reduced weight.

4. The Rare Metals segment produces, reclaims, refines and markets high value niche metals and their compounds that include gallium, indium, rhenium, tantalum, and niobium. Operations in this segment include the following: Quapaw, Oklahoma; Blanding, Utah; Peterborough, Ontario; Napanee, Ontario; Sagard, Germany; Hyeongok Industrial Zone in South Korea; and Sillamäe, Estonia. Applications from products made in this segment include wireless technologies, light-emitting diode ("LED"), flat panel display, turbine, solar, catalyst, steel additive, electronics applications, and others.

TABLE 7: NON-GAAP ADJUSTED NET LOSS, EBITDA and ADJUSTED EBITDA RECONCILIATION

(In thousands, except share and per share data)

Adjusted Net Loss
	Three Months Ended June 30,
	2013	2012
Net loss attributable to Molycorp stockholders	(71,175)	$(67,604)
Certain non-cash and other items:	—
Stock-based compensation	1,037	1,075
Inventory write-downs	14,330	19,542
Impact of purchase accounting on cost of inventory sold	1,002	8,361
Out-of-ordinary items:
Water removal	4,964	4,532
Molycorp Mountain Pass non-capitalizable costs	540	4,278
Business Expansion items:
Due diligence and other transaction costs	—	53,756
Other business expansion expenses	254	3,466
Income tax effect of above adjustments	(4,425)	(27,553)
Adjusted net (loss) income	(53,473)	(147)
Dividends on Convertible Preferred Stock	(2,846)	(2,846)
Adjusted net (loss) income attributed to common stockholders	$(56,319)	$(2,993)
Weighted average common shares outstanding	168,075,012	99,175,285
Adjusted net (loss) earnings per share	$(0.34)	$(0.03)

EBITDA and Adjusted EBITDA	Three months ended June 30, 2013

Operating loss	$(59,560)
Depreciation and amortization included in costs of sales	18,574
Depreciation, amortization and accretion	8,293
EBITDA	(32,693)

Stock-based compensation	1,037
Inventory write-downs	14,330
Impact of purchase accounting on cost of inventory sold	1,002
Water removal	4,964
Molycorp Mountain Pass non-capitalizable costs	540
Other business expansion expenses	254
Adjusted EBITDA	$(10,566)

ABOUT MOLYCORP

Molycorp is the only advanced material manufacturer in the world that both controls a world-class rare earth resource and can produce high-purity, custom engineered rare earth products to meet increasingly demanding customer specifications. A globally integrated manufacturer, the Company produces a wide variety of specialized products from 13 different rare earths (lights and heavies), five rare metals (gallium, indium, rhenium, tantalum and niobium), and the transition metals yttrium and zirconium. With 27 locations across 11 countries, Molycorp also produces rare earth magnetic materials through its Molycorp Magnequench subsidiary, including neodymium-iron-boron ("NdFeB") magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets. Through its joint venture with Daido Steel and the Mitsubishi Corporation, Molycorp manufactures next-generation, sintered NdFeB permanent rare earth magnets. Through its Molycorp Advanced Water Technologies subsidiary, the Company markets and sells its proprietary, cerium-based advanced water purification technology called SorbX™ for use in municipal and industrial wastewater treatment, recreational water, and pool and spa water treatment markets. For more information please visit http://www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: the potential need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital; Molycorp's ability to complete its planned capital projects, such as its modernization and expansion efforts, including the achievement of an initial annual production rate of 19,050 metric tons at the Mountain Pass rare earth mine and processing facility, which we refer to as the Molycorp Mountain Pass facility, and reach full planned production rates for REO and other planned downstream products, in each case within the projected time frame; the success of Molycorp's cost mitigation efforts in connection with the modernization and expansion efforts at the Molycorp Mountain Pass facility, which, if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, which may differ from estimated costs; Molycorp's ability to successfully integrate Neo Material Technologies, Inc. (now Molycorp Canada), with its operations; Molycorp's ability to achieve fully the strategic and financial objectives related to the acquisition of Molycorp Canada, including the acquisition's impact on Molycorp's financial condition and results of operations; unexpected costs or liabilities that may arise from the acquisition, ownership or operation of Molycorp Canada; risks and uncertainties associated with intangible assets, including any future goodwill impairment charges; market conditions, including prices and demand for Molycorp's products; Molycorp's ability to control its working capital needs; foreign exchange rate fluctuations; the development and commercialization of new products; unexpected actions of domestic and foreign governments; various events which could disrupt operations, including natural events and other risks; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploratory drilling programs; Molycorp's ability to enter into additional definitive agreements with its customers and its ability to maintain customer relationships; Molycorp's sintered neodymium-iron-boron rare earth magnet joint venture's ability to successfully manufacture magnets within its expected timeframe; Molycorp's ability to successfully integrate other acquired businesses; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to successfully implement its vertical integration strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining; and the outcome of the stockholder class action litigation, derivative litigation and the SEC investigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.